SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

                        Franklin Street Properties Corp.
        (formerly known as Franklin Street Partners Limited Partnership)
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ----------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            ----------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ----------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            ----------------------------------------------------

      (5)   Total fee paid:

            ----------------------------------------------------

      [ ] Fee paid previously with preliminary materials.

      ----------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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

                        FRANKLIN STREET PROPERTIES CORP.

                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

               Notice of Annual Meeting of Stockholders to be Held
                            on Monday, June 30, 2003

      The Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") will be held at the Courtyard by Marriott, 700 Unicorn Park Drive, Woburn, Massachusetts on Monday, June 30, 2003 at 10:30 a.m., local time, to consider and act upon the following matters:

      (1)   To elect two Class II Directors for a term of three years.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on June 5, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,


                                          Barbara J. Corinha, Secretary


Wakefield, Massachusetts
June 6, 2003


      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

                        FRANKLIN STREET PROPERTIES CORP.
                         401 Edgewater Place, Suite 200
                         Wakefield, Massachusetts 01880

                                 PROXY STATEMENT

             For the Annual Meeting of Stockholders on June 30, 2003

                                  INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Street Properties Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 30, 2003, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company's Annual Report for the fiscal year ended December 31, 2002 was previously mailed to stockholders. These proxy materials are being mailed to stockholders on or about June 6, 2003.

Quorum Requirement

      At the close of business on June 5, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 49,630,337 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors.

      Shares that abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter.

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company's Common Stock as of June 2, 2003 (1) by each director, (2) by each of the executive officers named in the Summary Compensation Table set forth below (the "Named Executive Officers") and (3) by all current directors and executive officers as a group. To the Company's knowledge, no person or group, other than as set forth below, beneficially owns more than five percent of the Common Stock.

                                               Number of
                                                 Shares      Percentage of
                                              Beneficially    Outstanding
                                               Owned (1)    Common Stock (2)
                                               ---------    ----------------

Barry Silverstein(3) ....................    5,304,258.00        10.69%
Dennis J. McGillicuddy(4)................    2,583,493.58         5.21%
George J. Carter(5)......................      775,531.33         1.56%
Richard R. Norris(6).....................      262,547.62           *
R. Scott MacPhee(7)......................      372,452.08           *
William W. Gribbell(8)...................      129,762.33           *
Barbara J. Corinha.......................       25,522.71           *
Janet P. Notopoulos(9)...................       12,574.59           *
All current directors and executive
officers as a group (8 persons)..........    9,466,142.24        19.07%

---------------
* Less than 1%.

(1) The Company does not have any outstanding stock options or other securities convertible into the Company Common Stock. Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of shares as beneficially owned does not constitute an admission of beneficial ownership.

(2)   Based upon approximately 49,630,337 shares outstanding as of June 2, 2003.

(3) Includes shares held by Silverstein Investments Limited Partnership III, JMB Family Limited Partnership and MSTB Family Limited Partnership. Mr. Silverstein is a limited partner of Silverstein Investments Limited Partnership III and is the General Partner of JMB Family Limited Partnership and MSTB Family Limited Partnership. Mr. Silverstein has power to vote all shares held by these partnerships. Also includes 24,418.39 shares held by Mr. Silverstein's spouse. Mr. Silverstein disclaims beneficial ownership of all such shares held by his spouse.

(4) Comprised of (i) 2,163,224.04 shares held by McGillicuddy Investments Limited Partnership III, (ii) 404,499 shares held by McGillicuddy Family Limited Partnership, (iii) 6,824.54 shares held by Mr. McGillicuddy's spouse and (iv) 8,946 shares held by various trusts for Mr. McGillicuddy's grandchildren, of which Mr. McGillicuddy's spouse is a trustee. Mr. McGillicuddy is a limited partner of McGillicuddy Investments Limited Partnership III and is the General Partner of McGillicuddy Family Limited Partnership and a limited partner through McGillicuddy Investments Limited Partnership III. Mr. McGillicuddy has power to vote all shares held by these partnerships. Mr. McGillicuddy disclaims beneficial ownership of the shares specified in clauses (iii) and (iv) and 40,449.90 shares held by the McGillicuddy Family Limited Partnership which are beneficially owned by a trust which is beneficially owned by Mr. McGillicuddy's son.

(5) Comprised of shares held by Mr. Carter and his spouse, Judith I Carter, with whom Mr. Carter shares investment and voting power.

(6) Includes 246,056.12 shares of Common Stock owned by the Richard R. Norris Living Trust and 10,682.01 shares of Common Stock owned by the Karen C. Norris Living Trust, which Mr. Norris may be deemed to beneficially own. Also includes 5,809.49 shares of Common Stock owned by Gretchen D. Norris as to which Mr. Norris has power of attorney but as to which Mr. Norris disclaims beneficial ownership. Mr. Norris has power to vote all shares other than 10,682.01 shares of Common Stock held by the Karen C. Norris Living Trust.

(7) Includes 145.99 shares held by Mr. MacPhee's spouse. Mr. MacPhee disclaims beneficial ownership of such shares.

(8) Includes 145.99 shares held by Mr. Gribbell's spouse. Mr. Gribbell disclaims beneficial ownership of such shares.

(9) Includes 145.99 shares held by Ms. Notopoulos' spouse. Ms. Notopoulos disclaims beneficial ownership of such shares.


                              ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2004 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at this Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at the 2005 Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of Barbara
J. Corinha and Barry Silverstein as Class II Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class II Director of the Company. Each of Ms. Corinha and Mr. Silverstein has indicated her or his willingness to serve, if elected, but if either of them should be unable or unwilling to stand for election, the persons named in the enclosed proxy may vote for election of a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for election as Class II Directors.

Class I Directors (holding office for a term expiring at the 2004 Annual
Meeting):

      Dennis J. McGillicuddy, age 61, has been a director of the Company and the Chairman of the Compensation Committee since May 2002. Mr. McGillicuddy graduated from the University of Florida with a B.A. degree and in 1966 he graduated from the University of Florida Law School with a J.D. degree. In 1968, Mr. McGillicuddy joined Barry Silverstein in founding Coaxial Communications, a cable television company. Initially operating in small, rural communities in the southeast, Coaxial expanded its operations to Columbus, Ohio, the suburbs of Cincinnati, Ohio, and St. Paul, Minnesota, as well as smaller systems in West Virginia, Kentucky and Illinois. In 1998 and 1999, Coaxial sold its cable systems, and Mr. McGillicuddy retired from the cable television business. Mr. McGillicuddy has served on the boards of various charitable organizations. He is currently president of the Board of Trustees of Florida Studio Theater, a professional non-profit theater organization. Also, Mr. McGillicuddy is an officer and board member of The Florida Winefest and Auction Inc., a Sarasota-based charity, which provides funding for programs of local charities that deal with disadvantaged children and their families.

      Janet Prier Notopoulos, age 56, has been a director of the Company since it was formed in October 2001. She is also a Vice President of the Company and President of FSP Property Management LLC and has as her primary responsibility the oversight of the management of the real estate assets of the Company, its affiliates and real estate investment trusts that the Company sponsors, which are typically syndicated through private placements exempt from registration under the Securities Act of 1933, as amended (the "Sponsored REITs"). Prior to the merger (the "Merger") of Franklin Street Partners Limited Partnership (the "Partnership") into the Company, Ms. Notopoulos was a Vice President of the former general partner (the "General Partner") of the Partnership. Prior to joining the Company in 1997, Ms. Notopoulos was a real estate and marketing consultant for various clients. From 1975 to 1983, she was Vice President of North Coast Properties, Inc., a Boston real estate investment company. Between 1969 and 1973, she was a real estate paralegal at Goodwin, Procter & Hoar. Ms. Notopoulos is a graduate of Wellesley College (B.A.) and the Harvard School of Business Administration (M.B.A).

Class II Directors (holding office for a term expiring at this Annual Meeting; each nominated for a term expiring at the 2006 Annual Meeting;):

      Barbara J. Corinha, age 47, has been a director of the Company since it was formed in October 2001. She is also the Vice President, Chief Operating Officer, Treasurer and Secretary of the Company. In addition, Ms. Corinha has as her primary responsibility, together with Mr. Carter, the management of all operating business affairs of the Company and its affiliates. Prior to the Merger, Ms. Corinha was the Vice President, Chief Operating Officer, Treasurer and Secretary of the General Partner. From 1993 through 1996, she was Director of Operations for the private placement division of Boston Financial. Prior to joining Boston Financial, Ms.

Corinha served as Director of Operations for Schuparra Securities Corp. and as the Sales Administrator for Weston Financial Group. From 1979 through 1986, Ms. Corinha worked at First Winthrop Corporation in administrative and management capacities, including Office Manager, Securities Operations and Partnership Administration. Ms. Corinha attended Northeastern University and the New York Institute of Finance. Ms. Corinha is a NASD General Securities Principal (Series
24). She also holds other NASD supervisory licenses including Series 4 and Series 53, and a NASD Series 7 general securities license.

      Barry Silverstein, age 70, has been a director of the Company and a member of the Compensation Committee since May 2002. Mr. Silverstein took his law degree from Yale University in 1957 and subsequently held positions as attorney/officer/director of various privately-held manufacturing companies in Chicago, Illinois. After selling those interests in 1964, he moved to Florida to manage his own portfolio and to teach at the University of Florida Law School. In 1968, Mr. Silverstein became the principal founder and shareholder in Coaxial Communications, a cable television company. Initially operating in small, rural communities in the southeast, Coaxial expanded its operations to Columbus, Ohio, the suburbs of Cincinnati, Ohio, and St. Paul, Minnesota, as well as smaller systems in West Virginia, Kentucky and Illinois. In 1998 and 1999, Coaxial sold its cable systems, and Mr. Silverstein retired from the cable television business.

Class III Directors (holding office for a term expiring at the 2005 Annual Meeting):

      George J. Carter, age 54, has been a director of the Company since it was formed in October 2001. He is also President and Chief Executive Officer of the Company and is responsible for all aspects of the business of the Company and its affiliates, with special emphasis on the evaluation, acquisition and structuring of real estate investments. Prior to the Merger, he was President of the General Partner and was responsible for all aspects of the business of the Partnership and its affiliates. From 1992 through 1996 he was President of Boston Financial Securities, Inc. ("Boston Financial"). Prior to joining Boston Financial, Mr. Carter was owner and developer of Gloucester Dry Dock, a commercial shipyard in Gloucester, Massachusetts. From 1979 to 1988, Mr. Carter served as Managing Director in charge of marketing of First Winthrop Corporation, a national real estate and investment banking firm headquartered in Boston, Massachusetts. Prior to that, he held a number of positions in the brokerage industry including those with Merrill Lynch & Co. and Loeb Rhodes & Co. Mr. Carter is a graduate of the University of Miami (B.S.). Mr. Carter is a NASD General Securities Principal (Series 24) and holds a NASD Series 7 general securities license.

      Richard R. Norris, age 60, has been a director of the Company since it was formed in October 2001. He is also an Executive Vice President of the Company and has as his primary responsibility the direct equity placement of the Sponsored REITs. Prior to the Merger, Mr. Norris was an Executive Vice President of the General Partner. From 1993 through 1996 he was an executive officer of Boston Financial. From 1983 to 1993 Mr. Norris worked at Winthrop Financial Associates. Prior to that, he worked at Arthur Young & Company (subsequently named Ernst & Young through a merger). Mr. Norris is a graduate of Bowdoin College (B.A.) and Northeastern University (M.S.). Mr. Norris holds a NASD Series 7 general securities license.

Board and Committee Meetings

      The Company's Board of Directors held six meetings during 2002, and acted on five occasions by unanimous written consent. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he or she served, in each case during the period that he or she served.

      The Company has a standing Audit Committee of the Board of Directors, which was formed in January 2002. The Audit Committee is responsible for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company's financial statements. The current members of the Audit Committee are Ms. Corinha and Ms. Notopoulos. The members of the Audit Committee are not "independent" under the listing standards of the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market. The Company does not have an Audit Committee Financial Expert serving on the Board of Directors. The Company believes that Messrs. McGillicuddy and Silverstein possess the financial knowledge and expertise necessary to aid the Board of Directors in effectively assessing and evaluating financial issues and concerns as such issues and concerns may affect the Company's financial reports and related financial disclosure.

      The Company has a standing Compensation Committee of the Board of Directors, which was formed in July 2002. The Compensation Committee is responsible for reviewing compensation issues and making decisions concerning the compensation of the Company's executive officers. The current members of the Compensation Committee are Messrs. McGillicuddy and Silverstein and Ms. Corinha.

Compensation of Directors

      None of the Company's directors receives compensation for his or her services as a director. The Company reimburses Messrs. McGillicuddy and Silverstein for expenses incurred by them in connection with attendance at Board meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation

The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the "CEO") of the Company as of December 31, 2002 and
(2) the four most highly compensated executive officers (other than the CEO) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of 2002 (collectively, the "Named Executive Officers").

                                                           Annual Compensation (1)
                                                  ---------------------------------------
                                                                              Other
                                          Fiscal                              Annual           All Other
Name and Principal Position                Year    Salary      Bonus      Compensation(2)   Compensation(3)
---------------------------                ----    ------      -----      ---------------   ---------------

George J. Carter .......................   2002   $120,000   $255,000(4)            --       $   12,788(5)
President and Chief Executive Officer      2001   $120,000   $759,652(7)            --       $  815,585(6)
                                           2000   $120,000   $ 40,746               --       $1,703,770(8)

Richard R. Norris ......................   2002         --         --       $2,062,432       $    7,500(9)
Executive Vice President                   2001         --   $ 21,428       $2,298,737       $  448,436(10)
                                           2000         --   $  5,453       $1,545,750       $  233,190(11)

R. Scott MacPhee .......................   2002         --   $ 13,640       $1,632,250       $  611,100(12)
Executive Vice President                   2001         --   $ 11,023       $2,202,483       $  232,196(13)
                                           2000         --   $  4,329       $  981,338       $  186,360(14)

William W. Gribbell ....................   2002         --         --       $1,331,975       $    7,000(9)
Executive Vice President                   2001         --   $  7,021       $  898,993       $  152,274(15)
                                           2000         --   $  2,176       $  701,358       $   96,680(16)

Barbara J. Corinha .....................   2002   $ 75,000   $285,000(17)           --       $    7,000(9)
Vice President, Chief Operating Officer,   2001   $ 60,000   $287,974(18)           --       $   66,500(19)
Treasurer and Secretary                    2000   $ 60,000   $191,200(20)           --           56,000(21)

(1) Amounts reported represent annual compensation paid to the Named Executive Officers by the Partnership, the Company's predecessor, for the fiscal years 2000 and 2001.

(2) Consists of brokerage commissions paid by FSP Investments LLC ("FSP Investments") in respect of the sale of securities in private placements.

(3) The Partnership issued units of its limited partnership interests ("FSP Units") to all executive officers in April 2000 and July 2001, valued at $10 per FSP Unit and $11.50 per FSP Unit, respectively, as part of their annual compensation. The valuations of $10 and $11.50 per FSP Unit were determined in good faith by the General Partner, the general partner of the Partnership. The value of $10 had been ascribed to each FSP Unit in connection with certain mergers that were effective January 1, 2000 in which the Partnership acquired several of the limited partnerships whose offerings FSP Investments had previously sponsored, and no material changes in the financial condition or results of the Partnership had occurred between that date and April 1, 2000. The value of $11.50 per FSP Unit was determined by the general partner based on the value ascribed to each FSP Unit in connection with certain mergers that were effective October 1, 2000 in which the Partnership acquired several of the limited partnerships whose offerings FSP Investments had previously sponsored, and no material changes in the financial condition or results of the Partnership had occurred between that date and July 1, 2001.

(4)   Represents a bonus accrued in 2002 and paid in 2003.

(5) Consists of a $7,500 contribution to a Simple IRA plan and $5,288 of life insurance.

(6) Includes $800,000 in FSP Units, a $6,500 Partnership contribution to a Simple IRA plan and $9,085 of life insurance.

(7)   Includes a bonus of $720,000 accrued in 2001 and paid in 2002.

(8) Includes $1,697,770 in FSP Units and a $6,000 Partnership contribution to a Simple IRA plan.

(9)   Represents a contribution to a Simple IRA plan.

(10) Includes $423,320 in FSP Units, a $6,500 Partnership contribution to a Simple IRA plan and $9,616 of life insurance.

(11) Includes $227,190 in FSP Units and a $6,000 Partnership contribution to a Simple IRA plan.

(12) Consists of $604,100 in FSP Common Stock and a $7,000 contribution to a Simple IRA plan.

(13) Includes $222,400 in FSP Units, a $6,500 Partnership contribution to a Simple IRA plan and $3,296 of life insurance.

(14) Includes $180,360 in FSP Units and a $6,000 Partnership contribution to a Simple IRA plan.

(15) Includes $145,280 in FSP Units, a $6,500 Partnership contribution to a Simple IRA plan and $494 of life insurance.

(16) Includes $90,680 in FSP Units and a $6,000 Partnership contribution to a Simple IRA plan.

(17)  Represents a bonus accrued in 2002 and paid in 2003.

(18)  Represents a bonus accrued in 2001 and paid in 2002.

(19) Includes $60,000 in FSP Units and a $6,500 Partnership contribution to a Simple IRA plan.

(20)  Represents a bonus accrued in 1999 and paid in 2000.

(21) Includes $50,000 in FSP Units and a $6,000 Partnership contribution to a Simple IRA plan.

Option Grants, Option Exercises and Holdings

      No options or stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 2002. The Company does not have any outstanding stock options or SARs, and therefore, there were no stock options or SARs exercised by any of the Named Executive Officers during 2002.

      In July 2002, the Company issued 43,998.54 shares of Common Stock to R. Scott MacPhee, an Executive Vice President of the Company, pursuant to the Company's 2002 Stock Incentive Plan. All other executive officers of the Company, including executive officers who are also members of the Board of Directors, who were also eligible for grants of stock awards requested that they not be considered for such grants due to the economic climate at the time and the Company's challenges in meeting its goals for the remainder of fiscal 2002.

Securities Authorized for Issuance Under Equity Compensation Plans

                      Equity Compensation Plan Information

      The following table provides information about the Company's Common Stock that may be issued under all of the Company's equity compensation plans as of June 2, 2003. The Company only has one equity compensation plan, the 2002 Stock Incentive Plan. The Company's stockholders approved this plan in May 2002.

                                                                                                        (c)
                                            (a)                          (b)                   Number of Securities
                                Number of Securities to be    Weighted-Average Exercise    Available for Future Issuance
                                  Issued Upon Exercise of        Price of Outstanding        Under Equity Compensation
                                   Outstanding Options,               Options,              Plans (Excluding Securities
    Plan Category                Warrants and Rights(1)(2)       Warrants and Rights       Reflected in Column (a)(1)(2)
    -------------                -------------------------       -------------------       -----------------------------

Equity Compensation Plans
Approved by Security Holders              None (3)                       N/A                        1,956,001.46

Equity Compensation Plans Not
Approved by Security Holders              None                           N/A                               N/A

Total                                     None                           N/A                        1,956,001.46
                                       =======                       =======                        ============

(1) The number of shares is subject to adjustments in the event of stock splits and other similar events.

(2) The 2002 Stock Incentive Plan provides for the granting of awards consisting of shares of Common Stock without reference to vesting periods.

(3) An aggregate of 43,998.54 shares of Common Stock were issued to R. Scott MacPhee, an Executive Vice President of the Company in July 2002 under the 2002 Stock Incentive Plan.

Employment Agreements

      The Company is not a party to any employment agreement with any of the Named Executive Officers.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under Section 16(a) of the Exchange Act that no Form 5 filing was required for such person, the Company believes that during 2002 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee comprises Messrs. McGillicuddy and Silverstein and Ms. Corinha. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Report of the Compensation Committee on Executive Compensation

      In July 2002 the Board of Directors established a Compensation Committee and appointed Dennis J. McGillicuddy, Barry Silverstein (both non-employee directors) and Barbara J. Corinha as its members. Dennis J. McGillicuddy was appointed Chairman.

      The Compensation Committee (the "Committee") is responsible for determining the compensation package of each executive officer and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company. During 2002, the Committee reviewed the Company's compensation levels/philosophies in order to be able to assess the need for compensation adjustments where appropriate. The Committee expended a great deal of effort collecting comparative compensation data for the Company's corporate management team. The Committee completed its review of the results of this data late in 2002, and any necessary adjustments in the general level of compensation for the Company's Chief Executive Officer and other executive officers will be addressed in 2003.

      The Company's executive compensation program is designed to promote the achievement of the Company's business goals and, thereby, to maximize corporate performance and stockholder returns.

      The executive officers of the Company fall into two categories. The first category is comprised of executive officers who make up the corporate management team (i.e., CEO, Chief Operating Officer, subsidiary president, etc.). The second category is comprised of executive officers who are Investment Executives and are engaged in the sale of equity interests in the Company's Sponsored REITs.

      Executive compensation for the corporate management team generally consists of a combination of base salary, cash performance bonuses and the potential for stock-based incentives.

      Executive compensation for the Company's executive officers who are Investment Executives consists primarily of commissions earned on the sale of interests in the Company's Sponsored REITs. As is standard practice in the investment industry, Investment Executives earn as commission a percentage of payout of the gross sales commission earned on each investment sale. The actual amount of compensation earned as commissions is determined by the level of sales conducted by each individual. An investment executive's ability to earn commissions is limited only by the amount of equity available to be sold. As such, the Committee does not set the level of compensation for the executive officers who are Investment Executives. The Committee does determine the percentage of payout that is paid to the Investment Executives.

      The Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

      Compensation Philosophy

      The objectives of the executive compensation program are to align compensation with business objectives and individual performance and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

      Competitive and Fair Compensation

      The Committee is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that total cash compensation (salary plus cash bonus) is competitive, the Committee compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Committee believes total cash compensation for its executive officers is within the range of total cash compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar business and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

      Sustained Performance

      Executive officers who are part of the corporate management team are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as levels of property acquisitions, performance of properties in the Company's portfolio, levels of equity sales and the achievement of earnings, cash available for distribution, or CAD, and dividend goals. Individual performance is evaluated by reviewing the attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

      In evaluating each management executive's performance, the Company generally conforms to the following process:

o Company and individual goals and objectives generally are set at the beginning of the performance cycle (which is a calendar year).

o At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his/her contributions to the Company are evaluated, and the results are communicated to the executive.

o The comparative results, compared with comparative compensation practices of other companies in the industry, are then used to determine cash bonus and stock compensation levels.

      Any increases in annual salaries and payment of bonus awards is based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his/her area of responsibility, and may include achievement of specific acquisition goals, achievement of specific property performance goals, continued innovation in development of the Company's infrastructure, achievement of the operating budget for the Company as a whole or of a business group of the Company, and achievement of specific earnings, CAD and dividends goals. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contribution in light of all such criteria.

      Compensation at the management executive level has also included the award of stock in the Company. The stock award program is designed to promote the identity of long-term interests between the Company's employees and its stockholders. The size of the stock award is generally intended to reflect the executive's position with the Company and his/her contribution to the Company, including his/her success in achieving the individual performance criteria described above.

      Mr. Carter's 2002 Compensation

      Mr. Carter participates in the same management executive compensation plans available to the other management executives of the Company. Mr. Carter's base salary for 2002 was $120,000. Mr. Carter was also paid $255,000 in cash bonus for his performance in 2002. This represented a significant decrease from Mr. Carter's previous year's cash bonus of $720,000 for performance in 2001. The Committee determined that Mr. Carter performed very well in an otherwise very difficult year. However, the Company did not realize the same level of growth in earnings and CAD as had been experienced in the past, and Mr. Carter's cash bonus reflected that. Mr. Carter's cash bonus for 2002 was paid in 2003. Mr. Carter was not awarded any stock as compensation for his 2002 performance. Mr. Carter's 2002 salary and bonus were based upon a number of factors, which included the Company:

o completing the acquisition of six new operating real estate properties on behalf of Sponsored REITs;

o completing six syndications of preferred stock on behalf of Sponsored REITs totaling in excess of $210 million;

o     generating an increase of approximately 4% in CAD over the previous year;

o     generating CAD in excess of dividend goals for the year;

o increasing total dividends per share paid to stockholders of the Company by approximately 5% over the previous year;

o generating operating results that produced an increase in estimated market valuation of the Company's Common Stock of approximately 7.5% over the prior year's estimated valuation; and

o successfully recruiting two new, non-management members of the Board of Directors.

      The Committee also considered that throughout the past year, Mr. Carter maintained his focus and discipline on the Company's business plan and investment philosophy and effectively and efficiently managed the Company's resources.

                              By the Compensation Committee

                              Dennis J. McGillicuddy, Chairman
                              Barry Silverstein
                              Barbara J. Corinha


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Messrs. Carter, MacPhee, Norris and Gribbell and Mses. Corinha and Notopoulos, each of whom is an executive officer of the Company, serve, at the request of the Company, as executive officers and, except for Ms. Notopoulos, directors of each of the Sponsored REITs. None of such persons receives any remuneration from the Sponsored REITs for such service.

      FSP Investments, a wholly owned subsidiary of the Company, provides syndication and real estate acquisition advisory services for the Sponsored REITs. Fees from Sponsored REITs for property acquisition services amounted to approximately $3,082,000 and $1,005,000 for the years ended December 31, 2001 and 2002, respectively. Sales commissions earned from the sale of Sponsored REIT preferred shares amounted to approximately $13,000,000 and $13,720,000 for the years ended December 31, 2001 and 2002, respectively.

      During 2001 and 2002, the Company provided interim financing for the purchase of certain Sponsored REIT properties prior to completion of the Sponsored REITs' private equity offerings. The Sponsored REITs paid the Company financing commitment fees of approximately $9,618,000 and $12,081,000 for the years ended December 31, 2001 and 2002, respectively. Interest income earned from loans to the Sponsored REITs amounted to approximately $549,000 and $429,000 for the years ended December 31, 2001 and 2002, respectively. The interest rate charged by the Company to the Sponsored REITs is equal to the interest rate paid by the Company to Citizens Bank for borrowings under its line of credit. Therefore, the Company does not realize any significant profit from interest on the loans. All loans to Sponsored REITs were evidenced by promissory notes and were paid in full upon closing of the applicable Sponsored REIT's private equity offering during 2001 or 2002. In addition, one loan, which was made to a Sponsored REIT during 2000 and was outstanding at

December 31, 2000, was paid in full during 2001. The following table summarizes these interim financing transactions:

                                                     Total
                                                   Financing                                      Amount
                   Original                        Commitment    Interest Income              Outstanding as
                  Principal         Average      Fees Earned by   Earned by the     Date of    of December
Date of Loan    Amount of Note   Interest Rate    the Company        Company       Repayment     31, 2002
------------    --------------   -------------    -----------        -------       ---------     --------

12/14/00         $16,500,000         8.93%         $  669,500       $ 56,116        02/01/01      $0
03/02/01         $21,000,000         8.42%         $  965,625       $ 76,758        03/30/01      $0
05/24/01         $42,150,000         6.57%         $1,931,250       $128,362        06/28/01      $0
09/13/01         $16,000,000         6.58%         $1,150,000       $ 15,665        09/17/01      $0
09/14/01         $39,000,000         6.22%         $2,760,000       $227,227        11/01/01      $0
12/04/01         $30,150,000         5.56%         $2,141,875       $ 44,806        12/14/01      $0
03/01/02         $20,360,000         4.75%         $1,437,500       $  8,059        03/06/02      $0
04/23/02         $17,000,000         4.75%         $1,184,500       $ 18,371        05/01/02      $0
05/22/02         $32,250,000         4.75%         $2,300,000       $ 96,960        06/27/02      $0
06/03/02         $22,300,000         4.75%         $1,581,250       $ 78,123        08/01/02      $0
08/26/02         $26,000,000         4.75%         $1,920,500       $ 28,886        09/03/02      $0
09/29/02         $51,500,000         4.50%         $3,657,000       $240,445        12/23/02      $0

      Total asset management fee income from the Sponsored REITs amounted to approximately $150,000 and $315,000 for the years ended December 31, 2001 and 2002, respectively. Asset management fees are approximately 1% of collected rents for both periods.

      Aggregate fees charged to the Sponsored REITs amounted to approximately $26,399,000 and $27,235,000 for the years ended December 31, 2001 and 2002, respectively.

      The Company had arranged for Citizens Bank to provide a line of credit for its senior officers in the maximum aggregate amount of $3,000,000. The borrowings under this line of credit were for the purpose of paying income taxes on equity interests in the Company issued to such senior officers as compensation. Each borrower secured the loan by pledging shares of the Company's Common Stock having an aggregate fair market value at the time of the loan of no less than twice the principal amount of the loan. The Company initially agreed to purchase from Citizens Bank any loan on which the borrower defaults. Following the purchase of the loan, the Company would have the same rights as Citizens Bank, including the right to foreclose on the pledged stock or to recover the outstanding amount of the loan from the officer/borrower. In order to comply with the Sarbanes-Oxley Act of 2002, the Company informed Citizens Bank and its senior officers that it would no longer guarantee any future loans. As of December 31, 2002, all repurchase agreements have been terminated and the Company has no obligation relating to such loans from Citizens Bank to senior officers. The Company will not incur any other expenses or pay any amounts on behalf of its officers in connection with such loans from Citizens Bank to the Company's senior officers.

      Mr. Carter's son, Jeffrey B. Carter, is Director of Acquisitions for FSP Investments. During 2001, he received total compensation (including salary, cash bonus and contribution to a

Simple IRA plan) of $181,200. For the year ended December 31, 2002, he received total compensation of $226,000 (including salary, cash bonus and contribution to a simple IRA plan).

      Mr. Norris's son, Adam R. Norris, was a sales assistant for FSP Investments. During 2001, he received total compensation (including salary, sales commission, cash bonus and contribution to a Simple IRA plan) of $187,551. For the year ended December 31, 2002, he received total compensation of $287,560 (including salary, sales commission, cash bonus and contribution to a simple IRA plan). Adam Norris became an Investment Executive for FSP Investments on January 1, 2003.

      In addition, Messrs. McGillicuddy and Silverstein, each a director of the Company, purchased, on the same terms as non-affiliated purchasers, investments in certain Sponsored REITs during 2002. Messrs. McGillicuddy and Silverstein each paid the Company an aggregate of $315,000 and $1,516,250, respectively, in brokerage commissions related to these investments. The Company, in turn, paid Mr. Norris, also a director of the Company and an Investment Executive, an aggregate of $915,625 of the total brokerage commissions paid by Messrs. McGillicuddy and Silverstein for Mr. Norris' work as the Investment Executive responsible for the sales of the related shares in the Sponsored REITs. Messrs. McGillicuddy and Silverstein paid brokerage commissions on the same terms as non-affiliated purchasers of shares in the Sponsored REITs.

                            SELECTION OF ACCOUNTANTS

      The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for fiscal 2003. Ernst & Young LLP has served as the Company's independent auditors since May 2003. Prior to May 2003,
PricewaterhouseCoopers LLP served as the Company's independent accountants since October 2001.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

      On May 8, 2003, PricewaterhouseCoopers LLP informed the Company that it had elected not to stand for re-election as the Company's independent certified public accountant. The reports of Pricewaterhouse Coopers LLP on the Company's financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2002 and 2001 and any subsequent interim period preceding the resignation, there were (i) no disagreements with Pricewaterhouse Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Pricewaterhouse Coopers, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events as defined in Regulation S-K Item 304(a)(1)(iv).

      The Company solicited proposals from various accounting firms and following review of such proposals engaged Ernst & Young to act as the Company's independent accountants effective May 8, 2003. During the fiscal year ended December 31, 2002 and any subsequent interim period preceding the engagement, the Company did not consult Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event.

      On October 11, 2001, the Partnership dismissed BDO Seidman, LLP as its independent certified public accountant. The reports of BDO Seidman on the Partnership's financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and 1999 and any subsequent interim period preceding the dismissal, there were (i) no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused it to make reference to the subject matter of the disagreements in connection with its reports and (ii) no reportable events as defined in Regulation S-K Item 304(a)(1)(iv). The executive officers of the General Partner approved the change of accountants.

      The Partnership solicited proposals from various accounting firms and following review of such proposals engaged PricewaterhouseCoopers to act as the Partnership's independent accountants effective October 11, 2001. During the fiscal year ended December 31, 2000 and any subsequent interim period preceding the engagement, the Partnership did not consult PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Partnership's financial statements, or any matter that was the subject of a disagreement or a reportable event.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company's Board of Directors acts under a written charter first adopted and approved in January 2002. A copy of this charter is attached to the proxy statement for the 2002 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 5, 2002, and is available on the SEC's website at www.sec.gov.

      The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2002 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with accounting principles generally accepted in the United States of America and to issue a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent auditors, the following:

o the plan for, and the independent auditors' report on, each audit of the Company's financial statements;

o the Company's financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

o management's selection, application and disclosure of critical accounting policies;

o changes in the Company's accounting practices, principles, controls or methodologies;

o significant developments or changes in accounting rules applicable to the Company; and

o the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

      The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors for the year ended 2002. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

o     methods to account for significant unusual transactions;

o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

o disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

      The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services which are referred to under the heading "Independent Auditor Fees and Other Matters" is compatible with maintaining such auditor's independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

      By the Audit Committee of the Board of Directors of Franklin Street Properties Corp.

                                                Barbara J. Corinha
                                                Janet P. Notopoulos

Auditor Fees and Other Matters

Audit Fees

      PricewaterhouseCoopers billed the Company an aggregate of $140,000 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      Neither PricewaterhouseCoopers, BDO Seidman nor Braver and Company billed the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

All Other Fees

      PricewaterhouseCoopers, BDO Seidman and Braver and Company billed the Company an aggregate of $168,000, $41,000 and $86,000, respectively, in fees primarily for tax preparation services and audit-related services in connection with transactions rendered to the Company and its affiliates for the fiscal year ended December 31, 2002.

                             STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the FSP Units of limited partnership interests of the Partnership between December 31, 1998 and the Company's Common Stock as of December 31, 2002 with the cumulative total return of (1) the Russell 2000 Total Return Index, (2) the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), (3) the NAREIT All Equity REIT Index (the "Old Index") and (4) the Morgan Stanley REIT Index (the "New Index"), over the same period. The Company chose the New Index because of the ease of availability of public financial information relating to this index. Financial information relating to the Old Index is not as readily available. This graph assumes the investment of $100.00 on December 31, 1998 in FSP Units of the Partnership's limited partnership interests and assumes any distributions are reinvested. Pursuant to the Merger, each FSP Unit was converted into one share of Common Stock.

           [PERFORMANCE GRAPH IS PLACED HERE IN THE PRINTED MATERIALS]

                                              As of December 31,
                                 1998      1999      2000      2001     2002
                                 ----      ----      ----      ----     ----

Franklin Street Properties       $100      $106      $134      $195     $227
New Index                        $100       $95      $121      $137     $142
Old Index                        $100       $95      $121      $137     $143
S&P 500 Index                    $100      $120      $107       $93      $72
Russell 2000 Index               $100      $120      $115      $116      $91

Notes to Graph:

(1) Because there was no market for FSP Units, the price per FSP Unit used in the calculations set forth above for December 31, 1998, December 31, 1999 and December 31, 2000 is the price ascribed to an FSP Unit in equity-for-equity mergers consummated by the Partnership on January 1, 1999, January 1, 2000, and October 1, 2000, respectively. The price ascribed to the FSP Units for the mergers took into account, among other factors, the lack of a trading market.

(2) Because there was no market for the Company's Common Stock, the Board of Directors has made a good faith determination of the price per share of Common Stock as of December 31, 2001 and December 31, 2002 for purposes of the calculations set forth above. In order to make the Common Stock price more comparable to publicly traded indices, the Board of Directors has not applied any discount to reflect the lack of a trading market.

                                  OTHER MATTERS

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company's proxy statement for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office not later than February 7, 2004.

      If a stockholder who wishes to make a proposal at the 2004 Annual Meeting--other than one that will be included in the Company's proxy materials--does not notify the Company by March 8, 2004, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

      The Securities and Exchange Commission has recently adopted a "householding" rule which we intend to implement for future stockholder communications. This rule permits us to deliver a single proxy or information statement to a household, even though two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce the expense of printing and mailing associated with proxy statements and reduces the amount of duplicative information you may currently receive. If this rule applies to you and you wish to continue receiving separate proxy materials without participating in the "householding" rule, please check the designated box on the enclosed proxy card. If we do not hear from you within 60 days, we will assume that we have your implied consent to deliver one set of proxy materials under the new rule. This implied consent will continue for as long as you remain a stockholder of the Company, unless you inform us in writing otherwise. If you revoke your consent, we will begin sending separate copies within 30 days of the receipt of your revocation.

      We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Franklin Street Properties Corp., 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880, (781) 557-1300. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact us at the above address and phone number.

                                    By Order of the Board of Directors,


                                    Barbara J. Corinha, Secretary

June 6, 2003

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

PROXY                                                                      PROXY

                        FRANKLIN STREET PROPERTIES CORP.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 30, 2003

        This Proxy is solicited by the Board of Directors of the Company

      The undersigned, having received notice of the Annual Meeting and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) George J. Carter and Barbara J. Corinha, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Franklin Street Properties Corp. (the "Company") to be held on Monday, June 30, 2003 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

      Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

      In their discretion, the named Proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

1.    To elect the following individuals as Class II Directors:

      Nominees:         Barbara J. Corinha
                        Barry Silverstein

      FOR  [ ]          WITHHOLD AUTHORITY  [ ]

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------

                              ---------------------
                              HOUSEHOLDING ELECTION
                              ---------------------

Mark "FOR" to enroll this account to receive certain future stockholder communications in a single package per household. Mark "AGAINST" if you do not want to participate. To change your election in the future, call (781) 557-1300.

                              FOR [ ] AGAINST [ ]

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

                               --------------------------------
                               Signature(s)

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                               Printed Name(s)

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                               Date

      Important: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.